PROMISSORY NOTE

                                                               Loan No. ML0154T2

Note of Harvest States Cooperatives
St. Paul, MN
                                                        Dated: December 15, 1995

$10,000,000.00

For value received, on the Maturity Date as set forth in that certain Master Syndicated Loan Agreement dated August 30, 1994, and numbered ML0154, or in any amendments thereto ("Master Syndicated Loan Agreement Supplement"), the undersigned promises to pay to ST. PAUL BANK FOR COOPERATIVES ("Payee"), or order, at the times and in the manner set forth in the Master Syndicated Loan Agreement Supplement, the sum of up to TEN MILLION DOLLARS ($10,000,000). The undersigned also promises to pay interest on the unpaid principal balance hereof at such rate or rates and at such times as is provided for in the Master Syndicated Loan Agreement Supplement.

This note is given for one or more advances to be made by the Payee to the undersigned from time to time in accordance with the terms and conditions of the Loan No. ML0154T2, all the terms and conditions of which are incorporated herein by reference. Advances, accrued interest, and payments shall be posted by the Payee upon an appropriate accounting record, which record shall constitute prima facie evidence of the outstanding principal and interest on the advances. The total of such advances may exceed the face amount of this note but the unpaid principal balance shall not at any time exceed the face amount. Any amount of principal hereof which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest from the date when due until said principal amount is paid in full, payable on demand, at a rate per annum set forth in the Master Syndicated Loan Agreement Supplement.

The makers or endorsers hereof hereby waive presentment for payment, demand, protest, and notice of dishonor and nonpayment of this note, and all defenses on the ground of delay or of any extension of time for the payment hereof which may be hereafter given by the holder or holders hereof to them or either of them or to anyone who has assumed the payment of this note, and it is specifically agreed that the obligations of said makers or endorsers shall not be in anywise affected or altered to the prejudice of the holder or holders hereof by reason of the assumption of payment of the same by any other person or entity.

Should this note be placed in the hands of an attorney for collection or the services of any attorney become necessary in connection with enforcing its provisions, the undersigned agrees to pay reasonable attorneys' fees, together with all costs and expenses incident thereto, to the extent allowed by law. Except to the extent governed by applicable federal law, this note shall be governed by and construed in accordance with the laws of the State of Minnesota, without reference to choice of law doctrine.

                                        HARVEST STATES COOPERATIVES


                                        By: /s/ T. F. Baker
                                                  T.F. Baker
                                        Title: Group Vice President - Finance